           As filed with the Securities and Exchange Commission
                       on May 6, 1997
                                   Registration No. 333-22057
_________________________________________________________________
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
          _____________________________________________
             POST-EFFECTIVE AMENDMENT NO. 1 TO
                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933
          _____________________________________________

                      NEWSOUTH BANCORP, INC.
---------------------------------------------------------------
    (Exact name of Registrant as Specified in its Charter)

            Delaware                            56-1999749
---------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)             Identification No.)

                 1311 Carolina Avenue, P.O. Box 2047
                    Washington, North Carolina  27889
                        (919) 946-4178
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              (Address of Principal Executive Offices)

                        Home Savings Bank, SSB
        Employees' Savings and Profit Sharing Plan and Trust
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                    (Full Title of the Plan)

                      J. Mark Poerio, Esquire
                     Joel E. Rappoport, Esquire
                Housley Kantarian & Bronstein, P.C.
                 1220 19th Street, N.W., Suite 700
                     Washington, D.C.  20036
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               (Name and Address of Agent For Service)

                        (202) 822-9611
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 (Telephone number, including area code, of agent for service)


     THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE
AUTOMATICALLY UPON THE DATE OF FILING, IN ACCORDANCE WITH SECTION
8(A) OF THE SECURITIES ACT OF 1933.

     The registrant hereby removes from registration 5,548 shares of the Registrant's common stock, par value $.01 per share (the "Common Stock") issuable to participants in the Home Savings Bank, SSB Employees' Savings and Profit Sharing Plan and Trust (the "Plan"), which have not been issued as of the date hereof pursuant to the Plan. Such shares of Common Stock are being removed from registration as the Plan no longer permits investment in the Common Stock.

                        SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, State of North Carolina, on May 6, 1997.

                                NEWSOUTH BANCORP, INC.


                                By: /s/ Thomas A. Vann
                                    --------------------------
                                    Thomas A. Vann, President
                                    (Duly Authorized
                                    Representative)

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signatures                   Title                          Date
----------                    -----                          -----
/s/ Thomas A. Vann           President and Director          May 6, 1997
-----------------------     (Principal Executive Officer)
Thomas A. Vann

/s/ William L. Wall         Executive Vice President and     May 6, 1997
-----------------------     Chief Operating Officer
William L. Wall             (Principal Financial and
                            Accounting Officer)

         *                  Director                         May 6, 1997
----------------------
Edmund T. Buckman, Jr.

         *                  Director                         May 6, 1997
----------------------
Linley H. Gibbs, Jr.

         *                  Director                         May 6, 1997
----------------------
Frederick N. Holscher

         *                  Director                         May 6, 1997
----------------------
Frederick H. Howdy

----------------------      Director                         May __, 1997
Charles E. Parker, Jr.

         *                  Director                         May 6, 1997
---------------------
Marshall T. Singleton

* By: /s/ Thomas A. Vann
      -------------------
      Thomas A. Vann
      Attorney-in-Fact
/TABLE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned trustee of the Common Stock Fund under the Home Savings Bank, SSB Employees' Savings and Profit Sharing Plan and Trust has duly caused this Amendment No. 1 to the Registration Statement on Form S-8 to be signed in the City of Washington, State of North Carolina, on May 6, 1997.

          Thomas A. Vann, As Trustee of the Common Stock Fund under the Home Savings Bank, SSB Employees' Savings and
          Profit Sharing Plan and Trust



          By: /s/ Thomas A. Vann
              ---------------------------------